UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option award to Ali Mazanderani

On June 3, 2024, at a special meeting of shareholders (the "Special Meeting") of Lesaka Technologies, Inc. (the "Company"), the shareholders of the Company approved the grant of a stock option ("Option Award") to Mr. Ali Mazanderani, the Company's  Executive Chairman, pursuant to a stock option agreement, as further described in the Company's definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on April 22, 2024 (the "2024 Proxy Statement").

Below is an overview of the Option Award.

Cash: exercise price is paid in cash or cash equivalent upon exercise of options.Tender of Stock: if permitted by the Company, by tender to the Company of shares held by Mr. Mazanderani, including shares deliverable upon exercise of the Option Award.Broker-Assisted Cashless Exercise.By any other means acceptable to the Company.A combination of the foregoing.
Award Terms	Details
Option Award	4,000,000 stock options.
Equity Type	Options to acquire common stock.
Exercise Prices	1,000,000 stock options at an exercise price of US$6.00 per share;
1,000,000 stock options at an exercise price of US$8.00 per share;
1,000,000 stock options at an exercise price of US$11.00 per share;
1,000,000 stock options at an exercise price of US$14.00 per share.
Exercise Date	Mr. Mazanderani may only exercise the vested Option Award after January 31, 2028.
Expiration Date	January 31, 2029.
Employment Requirement	Vesting of the Option Award is subject to Mr. Mazanderani's continuous employment as Executive Chairman through January 31, 2026.
Termination of Employment	No acceleration of vesting upon termination of employment, death or disability.
Change in Control of the Company	No automatic acceleration of vesting upon a change in control of the Company.
Exercise Methods	Exercise Methods:

1. Cash: exercise price is paid in cash or cash equivalent upon exercise of options.

2. Tender of Stock: if permitted by the Company, by tender to the Company of shares held by Mr. Mazanderani, including shares deliverable upon exercise of the Option Award.

3. Broker-Assisted Cashless Exercise.

4. By any other means acceptable to the Company.

5. A combination of the foregoing.

Clawback	The Option Award is subject to the Company's clawback policy, as in effect from time to time.

The Option Award was previously approved, subject to shareholder approval, by the Board. The summary of the Option Award contained herein is qualified by and subject to the full text of the Option Award, which was included as Appendix A to the 2024 Proxy Statement and is attached as Exhibit 10.1 to this Form 8-K, and which is incorporated herein by reference.

Amendment to Amended and Restated Stock Incentive Plan

On June 3, 2024, at the Special Meeting, the shareholders of the Company approved an amendment to the Company's Amended and Restated Stock Incentive Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan by 3,000,000, as further described in the 2024 Proxy Statement.

The amendment to the Plan was previously approved, subject to shareholder approval, by the Board. The summary of the amendment to the Plan contained herein is qualified by and subject to the full text of the amendment to the Plan, which was included as Appendix B to the 2024 Proxy Statement and is attached as Exhibit 10.2 to this Form 8-K, and which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a summary of the voting results for each matter presented to shareholders at the Special Meeting held on June 3, 2024.

Proposal No. 1-To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the grant of a stock option to Mr. Ali Mazanderani, our Executive Chairman, pursuant to a stock option agreement

The grant of the Option Award was approved and the votes cast were as follows:

Votes cast
For	Against	Abstain
37,833,315	2,659,068	38,437

Proposal No. 2-To approve an amendment to our current Amended and Restated Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance by 3,000,000

The amendment to the Company's Plan was approved and the votes cast were as follows:

Votes cast
For	Against	Abstain
37,662,353	2,831,772	36,695

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
10.1	Option Award Agreement (included as Appendix A to Lesaka Technologies, Inc.'s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2024, Commission File No. 000-31203, and incorporated herein by reference).
10.2	Amendment to Amended and Restated 2022 Stock Incentive Plan of Lesaka Technologies Inc. (included as Appendix B to Lesaka Technologies, Inc.'s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2024, Commission File No. 000-31203, and incorporated herein by reference).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: June 3, 2024	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer